UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 November 20, 2019

FORESCOUT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38253	51-0406800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
190 West Tasman Drive
San Jose, California 95134
(Address of principal executive offices, including zip code)
(408) 213-3191
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FSCT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2019, the board of directors (the “Board”) of Forescout Technologies, Inc. (“Forescout”), amended and restated the bylaws of Forescout (as amended and restated, the “Bylaws”) as part of its ordinary course review, effective immediately. The Bylaws were amended and restated to, among other things, provide certain technical clarifications and updates in compliance with Delaware law.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Forescout Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESCOUT TECHNOLOGIES, INC.

Date: November 25, 2019	By:	/s/ Darren J. Milliken
Darren J. Milliken Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer